SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 10, 2001
(Date of earliest event reported)

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11674 (Commission File No.)	94-2712976 (IRS Employer Identification No.)

1551 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 433-8000

Item 2: Acquisition or Disposition of Assets
Item 7: Financial Statements, Pro Forma Financial Information and Exhibits
Unaudited Pro Forma Combined Condensed Balance Sheet
Unaudited Pro Forma Combined Condensed Statement of Operations
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
Signatures
Index to Exhibits
Exhibit 23.1
Exhibit 99.2
Exhibit 99.3

Item 2: Acquisition or Disposition of Assets

               On May 21, 2001, LSI Logic Corporation (“LSI Logic”) filed a Form 8-K (“Form 8-K”) to report the acquisition of shares of C-Cube Microsystems Inc. (“C-Cube”) common stock in connection with the expiration of an offer by Clover Acquisition Corp., a wholly owned subsidiary of LSI Logic, to acquire all of the outstanding shares of C-Cube. Pursuant to Item 7 of Form 8-K, LSI Logic indicated that it would file certain financial information as soon as practicable after the filing of Form 8-K. This Amendment No. 1 to Form 8-K is filed to provide the required financial information.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired:

             The unaudited condensed consolidated balance sheet of C-Cube as at March 31, 2001, the unaudited condensed consolidated statements of income and cash flows of C-Cube for the three months ended March 31, 2001 and the notes related thereto included at pages 3-10 of the Quarterly Report on Form 10-Q filed by C-Cube with the Securities and Exchange Commission on May 15, 2001, are herein incorporated by reference. Copies of such condensed consolidated financials statements are attached hereto as Exhibit 99.2.

             The audited consolidated balance sheet of C-Cube as at December 31, 2000, the audited consolidated statements of operations, stockholders’ equity and cash flows of C-Cube for the year then ended, the notes related thereto and the related auditor’s report included at pages F-2 through F-23 of the Registration Statement on Form S-4 (Registration No. 333- 58862), filed by LSI Logic with the Securities and Exchange Commission on April 13, 2001, as amended, are herein incorporated by reference. Copies of such consolidated financials statements are attached hereto as Exhibit 99.3.

(b)	Pro Forma Financial Information:

             The following unaudited pro forma combined condensed financial information combines LSI Logic’s and C-Cube’s historical audited consolidated financial statements for the twelve months ended December 31, 2000 and historical unaudited consolidated financial statements for the three months ended March 31, 2001, giving effect to the merger as if it had occurred as of the beginning of the period for the statement of operations, respectively, and as of March 31, 2001 for the balance sheet. The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had LSI Logic and C-Cube been a consolidated company during the periods presented. The unaudited pro forma combined condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and the notes thereto of LSI Logic which were previously reported in LSI Logic’s Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, respectively, and also to C-Cube’s Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, respectively.

             The following unaudited pro forma combined condensed financial statements give effect to the merger of LSI Logic and C-Cube using the purchase method of accounting and the assumptions and adjustments described below. The allocation of the purchase price will be finalized following finalization of independent appraisals to determine the fair value of tangible and identifiable intangible assets, including in-process research and development. Based on an analysis of fair value, the excess of the purchase price over the fair value of net tangible assets on C-Cube’s balance sheet will then be allocated to identifiable intangible assets and goodwill. LSI Logic is currently in the process of obtaining the data necessary to determine the fair value of tangible and identifiable intangible assets, including in-process research and development. For the purposes of determining the fair value of both in-process and developed technology, LSI Logic is focused on determining C-Cube’s forecasted revenues and costs as well as their stage of completion or remaining product life by individual project or product. The types of projects in-process relate to digital set-top box, DVD and CODEC-based applications such as personal video recording, home media servers, recordable DVD, residential gateway and streaming video.

             The total estimated amount of goodwill and identified intangible assets is $562 million with an estimated average useful life of approximately six years. Because the valuation has not been completed, the actual amount of goodwill and identifiable intangible assets and the related average useful life could vary from these estimates.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Condensed Balance Sheet - March 31, 2001	5

Unaudited Pro Forma Combined Condensed Statement of Operations - Year ended December 31, 2000	6

Unaudited Pro Forma Combined Condensed Statement of Operations - Three months ended March 31, 2001	7

Unaudited Notes to Pro Forma Combined Condensed Financial Statements	8

LSI Logic Corporation
Unaudited Pro Forma Combined Condensed Balance Sheet
(in thousands)

	Historical

	LSI Logic	C-Cube
			Pro Forma
			Adjustments		Pro Forma
Assets	March 31, 2001		(Note 2)		Combined

Cash, cash equivalents and short-term investments	$1,059,568	$66,662	—		$1,126,230

Accounts receivable, net	359,571	22,197	—		381,768

Inventories	358,879	13,218	—		372,097

Prepaid expenses and other current assets	133,277	22,150	—		155,427

Total current assets	1,911,295	124,227	—		2,035,522

Property and equipment, net	1,333,934	16,364	—		1,350,298

Goodwill and other intangibles	554,423	25,620	561,522	(a)	1,141,565

Other assets	282,924	57,953	—		340,877

Total assets	$4,082,576	$224,164	$561,522		$4,868,262

Liabilities and Stockholders’ Equity

Current liabilities	$558,115	$32,095	14,142	(b)	$604,352

Current portion of long-term obligations	577	23,566	—		24,143

Total current liabilities	558,692	55,661	14,142		628,495

Total long-term obligations and deferred tax liabilities	1,054,994	1,221	—		1,056,215

Minority interest in subsidiaries	5,571	408	—		5,979

Stockholders’ equity:

Common stock	1,805,262	165,331	626,423	(c)	2,597,016

Retained earnings	640,904	3,456	(80,956	)(d)	563,404

Accumulated other comprehensive income	17,153	(1,913)	1,913	(e)	17,153

Total stockholders’ equity	2,463,319	166,874	547,380		3,177,573

Total liabilities and stockholders’ equity	$4,082,576	$224,164	$561,522		$4,868,262

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

LSI Logic Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations
(in thousands, except per share amounts)

	Historical

	LSI Logic	C-Cube
			Pro Forma
	Year Ended		Adjustments		Pro Forma
	December 31, 2000		(Note 3)		Combined

Revenues	$2,737,667	$265,049	—		$3,002,716

Costs and expenses:

Cost of revenues	1,568,332	119,581	—		1,687,913

Research and development	378,936	71,892	—		450,828

Selling, general and administrative	306,962	52,486	—		359,448

Acquired in-process research and development	77,438	—	—		77,438

Restructuring of operations and other non-recurring items, net	2,781	—	—		2,781

Amortization of non-cash deferred stock compensation(*)	41,113	15,146	19,709	(a)	75,968

Amortization of intangibles	72,648	1,004	93,587	(b)	167,239

Total costs and expenses	2,448,210	260,109	113,296		2,821,615

Income/(loss) from operations	289,457	4,940	(113,296)		181,101

Interest expense	(41,573)	(3,058)	—		(44,631)

Interest income and other, net	51,766	6,338	—		58,104

Gain on sale of equity securities	80,100	4,583	—		84,683

Income/(loss) before income taxes and minority interest	379,750	12,803	(113,296)		279,257

Provision for income taxes	142,959	3,407	—		146,366

Income before minority interest	236,791	9,396	(113,296)		132,891

Minority interest in net income of subsidiaries	191	72	—		263

Income from continuing operations (**)	$236,600	$9,324	$(113,296)		$132,628

Basic earnings per share:

Income from continuing operations	$0.76		—		$0.38

Diluted earnings per share:

Income from continuing operations	$0.70		—		$0.35

Shares used in computing per share amounts:

Basic	310,813		38,267	(c)	349,080

Diluted	354,337		22,288	(d)	376,625

(*) Amortization of non-cash deferred stock compensation, if not shown separately, of $2.3 million, $45.3 million and $28.4 million would have been included in cost of revenues, research and development, and selling, general and administrative expenses, respectively, for the year ended December 31, 2000.

(**) For the fiscal year ended December 31, 2000, C-Cube reported discontinued operations associated with DiviCom. See the Notes to the Consolidated Financial Statements of C-Cube Microsystems Inc. in the Annual Report on Form 10-K for the year ended December 31, 2000.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

LSI Logic Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations
(in thousands, except per share amounts)

	Historical

	LSI Logic	C-Cube

			Pro Forma
	Three Months Ended		Adjustments		Pro Forma
	March 31, 2001		(Note 3)		Combined

Revenues	$517,199	$50,052	—		$567,251

Costs and expenses:

Cost of revenues	311,145	23,066	—		334,211

Research and development	118,767	14,722	—		133,489

Selling, general and administrative	78,971	11,680	—		90,651

Amortization of non-cash deferred stock compensation (*)	21,267	—	4,927	(a)	26,194

Amortization of intangibles	27,089	114	23,397	(b)	50,600

Total costs and expenses	557,239	49,582	28,324		635,145

Income/(loss) from operations	(40,040)	470	(28,324)		(67,894)

Interest expense	(9,940)	(586)	—		(10,526)

Interest income and other, net	9,212	1,590	—		10,802

Gain on sale of equity securities	5,302	—	—		5,302

(Loss)/income before income taxes and minority interest	(35,466)	1,474	(28,324)		(62,316)

(Benefit)/provision for income taxes	(4,451)	397	—		(4,054)

(Loss)/income before minority interest	(31,015)	1,077	(28,324)		(58,262)

Minority interest in net income/(loss) of subsidiaries	233	(135)	—		98

(Loss)/income from continuing operations	$(31,248)	$1,212	$(28,324)		$(58,360)

Basic earnings per share:

(Loss) from continuing operations	$(0.10)		—		$(0.16)

Diluted earnings per share:

(Loss) from continuing operations	$(0.10)		—		$(0.16)

Shares used in computing per share amounts:

Basic	320,369		38,267	(c)	358,636

Diluted	320,369		38,267	(e)	358,636

(*) Amortization of non-cash deferred stock compensation, if not shown separately, of $0.5 million, $19.2 million and $6.5 million would have been included in cost of revenues, research and development, and selling, general and administrative expenses, respectively, for the three months ended March 31, 2001.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

LSI LOGIC CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS
(in thousands)

Note 1. Basis of Presentation

      On March 26, 2001, LSI Logic signed a definitive merger agreement (“Merger Agreement”) to acquire C-Cube Microsystems Inc. (“C-Cube”) in a transaction to be accounted for as a purchase. In accordance with the Merger Agreement, LSI Logic agreed to commence an exchange offer whereby it would offer 0.79 of a share of LSI Logic common stock for each outstanding share of C-Cube common stock. Under the terms of the Merger Agreement, the exchange offer would be followed by a merger in which LSI Logic would acquire, at the same exchange ratio, the remaining shares of C-Cube common stock not previously acquired in the exchange offer. Upon completion of the merger, LSI Logic agreed to assume all options and warrants to purchase shares of C-Cube common stock and convert them into options and warrants to purchase shares of the LSI Logic common stock. The merger was subject to customary closing conditions, including the tender for exchange of at least a majority of the outstanding shares of C-Cube common stock (including for purposes of the calculation of the majority of shares, certain outstanding options and warrants to purchase C-Cube shares.) On April 24, 2001, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. On April 26, 2001, the registration statement on Form S-4 filed on April 13, 2001 in connection with the exchange offer was declared effective by the Securities and Exchange Commission. The initial exchange offer commenced on April 13, 2001 and expired at midnight on May 10, 2001. Approximately 43.6 million shares of C-Cube common stock (including shares tendered through notice of guaranteed delivery) were validly tendered and not properly withdrawn prior to the expiration of the initial exchange offer, which constituted approximately 86 percent of the total number of outstanding shares of C-Cube common stock. LSI Logic elected to provide a subsequent offering period in connection with the exchange offer. The subsequent offering period commenced on May 11, 2001 and expired at midnight on May 24, 2001. Through May 24, 2001, LSI Logic acquired approximately 45.2 million shares of C-Cube common stock which represented approximately 89 percent of the total number of outstanding shares of C-Cube common stock. On May 25, 2001, LSI Logic extended the subsequent offering period in connection with the exchange offer through midnight on June 8, 2001. During the subsequent offering period, LSI Logic exchanged each share of C-Cube common stock at the same exchange ratio offered in the initial exchange offer. Shares of C-Cube common stock tendered during the subsequent offering period could not be withdrawn. Through June 8, 2001, LSI Logic acquired more than 90 percent of the outstanding shares of C-Cube common stock, and completed the acquisition of C-Cube on June 11, 2001. As a result of this acquisition, C-Cube became a wholly owned subsidiary of LSI Logic.

      The purchase price of the C-Cube acquisition is estimated to be approximately $855 million, which has been determined as follows (in thousands):

Value for common shares issued	$716,732

Fair value of options assumed	116,174

Fair value of warrants assumed	8,121

Estimated direct acquisition costs	14,142

Total purchase price	$855,169

      LSI Logic will issue approximately 38.3 million shares of its common stock, 10.6 million options and 0.8 million warrants in exchange for the outstanding ordinary shares, options and warrants of C-Cube, respectively. This data is based upon C-Cube’s outstanding shares on the date of consummation of the merger.

      Common stock has been valued using an average price of LSI Logic common stock for a few days before and after the announcement of the merger. The fair value of the options and warrants assumed was determined using the Black-Scholes method. In accordance with FASB Interpretation No. 44 (“FIN 44”), “Accounting for Transactions Involving Stock Compensation — an Interpretation of APB 25,” that portion of the intrinsic value of unvested options of C-Cube relating to the vesting period following consummation of the transaction has been allocated to deferred stock compensation. Deferred stock compensation will be amortized over the estimated vesting of the related options. For purposes of preparing the unaudited pro forma combined condensed financial statements, LSI Logic calculated the intrinsic value of the unvested options using the closing price of its common stock on the date of consummation of the merger.

      The purchase price for pro forma purposes has been allocated to tangible assets acquired and liabilities assumed based on the fair value of C-Cube’s assets and liabilities. LSI Logic’s management has engaged an independent appraiser to value the intangible assets, including amounts allocable to C-Cube’s in-process research and development. The in-process research and development will be expensed immediately. For the purposes of these unaudited pro forma combined condensed balance sheets, the acquired in-process research and development has been assigned a value of $78 million based on management estimates. The in-process research and development charge of $78 million is not reflected in the unaudited pro forma combined condensed statement of operations. The exact amount of the in-process research and development charge will be determined upon completion of the independent appraisal and may be different from the amount presented in these unaudited pro forma combined condensed financial statements. The in-process research and development charge relates to C-Cube’s products in development for which technological feasibility has not been established.

      The allocation of purchase price is estimated as follows (in thousands):

Tangible net assets acquired	$166,874

Intangible assets, including goodwill	561,522

Acquired in-process research and development	77,500

Deferred stock compensation	49,273

Total purchase price	$855,169

      The unaudited pro forma combined condensed balance sheet reflects the acquisition of C-Cube as of March 31, 2001. The unaudited pro forma combined condensed statements of operations reflect the acquisition of C-Cube as if such acquisition had occurred at the beginning of the periods presented.

Note 2. Unaudited Pro Forma Combined Condensed Balance Sheet

      The following adjustments were applied to the historical balance sheets of LSI Logic and C-Cube at March 31, 2001 to arrive at the unaudited pro forma combined condensed balance sheet:

a)	To record estimated value of intangible assets, including goodwill.

b)	To record the estimated transaction costs of $14 million. Estimated transaction costs include all costs directly attributable to the transaction including, but not limited to, fees for the financial advisors, accountants and attorneys and other related costs.

c)	To record the increase in stockholders’ equity of LSI Logic of $841 million as a result of the issuance of common stock and fair value of the LSI Logic options and warrants issued in exchange for outstanding options and warrants of C-Cube, to record deferred stock compensation of $49 million and to eliminate C-Cube’s historical common stock as a result of the purchase transaction.

d)	To reflect the estimated one-time charge for acquired in-process research and development of approximately $78 million and to eliminate the historical retained earnings of C-Cube as a result of the purchase transaction.

e)	To eliminate C-Cube’s historical accumulated other comprehensive income.

Note 3. Unaudited Pro Forma Combined Condensed Statements of Operations

      The following adjustments were applied to the historical audited statements of operations for LSI Logic and C-Cube for the year ended December 31, 2000 and to the historical unaudited statements of operations for the three months ended March 31, 2001, respectively, to arrive at the unaudited pro forma combined condensed statement of operations as though the acquisition took place on January 1, 2000 and January 1, 2001, respectively.

a)	Adjustment to recognize amortization of deferred stock compensation over the remaining vesting period of the options assumed for each period presented.

b)	Adjustment to recognize amortization of identified intangibles arising from the merger over their estimated useful lives of six years for each period presented.

Note 4. Unaudited Pro Forma Combined Income Per Share from Continuing Operations

      The following adjustments were applied to the historical audited statements of operations for LSI Logic and C-Cube for the year ended December 31, 2000 and to the historical unaudited statements of operations for the three months ended March 31, 2001 to arrive at the unaudited pro forma combined condensed statement of operations as though the acquisition took place on January 1, 2000 and January 1, 2001, respectively.

a)	Adjustment to reflect the estimated number of LSI Logic common shares to be issued in exchange for C-Cube common shares.

b)	Adjustment to reflect the estimated number of shares to be issued in exchange for C-Cube common shares of 38.3 million plus common equivalents from C-Cube options assumed of 5.3 million and warrants assumed of 0.8 million less common equivalent shares of 22.0 million and interest expense of $11 million, net of taxes associated with the 1999 LSI Logic Convertible Notes excluded from the calculation because of their antidilutive effect only on the unaudited pro forma combined condensed diluted earnings per share.

c)	In computing diluted earnings per share for the three month period ended March 31, 2001, options and warrants to purchase approximately 42.2 million shares were excluded from the computation of diluted shares because of their antidilutive effect on earnings per share.

Note 5. Recent Accounting Pronouncements

      On June 29, 2001, the Financial Accounting Standards Board (FASB) voted in favor of FASB Statement No. 142 (FAS 142), “Goodwill and Other Intangible Assets.” FASB expects to release FAS 142 in last half of July 2001. FAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Upon adoption of FAS 142, goodwill will be tested at the reporting unit annually and whenever events or circumstances occur indicating that goodwill might be impaired. Amortization of goodwill, including goodwill recorded in past business combinations, will cease. The adoption date for the Company will be January 1, 2002. The Company has not yet determined what the impact of FAS 142 will be on the Company’s results of operations and financial position.

(c)	Exhibits:

2.1	Agreement and Plan of Reorganization, dated as of March 26, 2001, by and among LSI Logic Corporation, Clover Acquisition Corp. and C-Cube Microsystems Inc. (incorporated by reference to Annex A of LSI Logic Corporation’s Registration Statement on Form S-4 (Registration No. 333-58862), filed on April 13, 2001, as amended).

23.1**	Consent of Deloitte & Touche LLP.

99.1*	Text of press release issued by LSI Logic Corporation, dated May 11, 2001.

99.2**	Condensed consolidated financial statements of C-Cube Microsystems Inc. included at pages 3-10 of C-Cube Microsystems Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001.

99.3**	Consolidated financial statements of C-Cube Microsystems Inc. previously filed at pages F-2 through F-23 of LSI Logic Corporation’s Registration Statement on Form S-4 (Registration No. 333- 58862), filed on April 13, 2001, as amended.

* Previously filed.
** Filed herewith.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2001

LSI LOGIC CORPORATION A Delaware Corporation

By: /s/ David G. Pursel

David G. Pursel Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit
Number	Description of Document

2.1	Agreement and Plan of Reorganization, dated as of March 26, 2001, by and among LSI Logic Corporation, Clover Acquisition Corp. and C-Cube Microsystems Inc. (incorporated by reference to Annex A of LSI Logic Corporation’s Registration Statement on Form S-4 (Registration No. 333-58862), filed on April 13, 2001, as amended).

23.1**	Consent of Deloitte & Touche LLP.

99.1*	Text of press release issued by LSI Logic Corporation, dated May 11, 2001.

99.2**	Condensed consolidated financial statements of C-Cube Microsystems Inc. included at pages 3-10 of C-Cube Microsystems Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001.

99.3**	Consolidated financial statements of C-Cube Microsystems Inc. previously filed at pages F-2 through F-23 of LSI Logic Corporation’s Registration Statement on Form S-4 (Registration No. 333- 58862), filed on April 13, 2001, as amended.

* Previously filed.
** Filed herewith.